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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                     FORM 8-K

                                  CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of
                         The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 10, 2003



                            KEMET Corporation
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(Exact name of registrant as specified in its charter)




     Delaware                      0-20289                  57-0923789
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(State or other             (Commission File Number)       (IRS Employer
  jurisdiction)                                         Identification No.)


2835 KEMET Way,  Simpsonville, SC                          29681
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(Address of principal executive offices)                 (Zip Code)



Registrants telephone number, including area code:  (864) 963-6300









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KEMET Announces the addition of two new members of its Board of Directors.

Joseph D. Swann is President of Rockwell Automation Power Systems. Previously he served as Senior Vice President of Rockwell Automation/Dodge. Mr. Swann earned a Bachelor's of Science in ceramic engineering from Clemson University and a Master's of Business Administration from Case Western Reserve University.

Frank G. Brandenberg is Corporate Vice President and Sector President of Northrop Grumman Corporation. He previously was President and Chief Executive Officer of EA Industries, Inc. Mr. Brandenburg received a Bachelor's of Science in industrial engineering and a Master's of Science degree in operations research from Wayne State University. He has completed the Program for Management Development at the Harvard Business School.

KEMET's President and Chief Executive Officer, Dr. Jeffrey Graves, said, "We are excited to have two executives of the stature of Joe Swann and Frank Brandenberg join our Board of Directors. Their broad industry experience will be invaluable to KEMET."

KEMET Corporation is a global leader in passive electronic technologies to the world's most successful electronic manufacturers and distributors. KEMET's common stock is listed on The New York Stock Exchange under the symbol KEM.





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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned thereunto duly authorized.

                                   KEMET Corporation


Dated:  October 10, 2003            /S/ David E. Gable

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                                   David E. Gable
                    Vice President, Chief Financial Officer
                                   (Principal Accounting and Financial
                                   Officer)